Exhibit 99.1

Jefferies 2017 Energy Conference Houston, TX November 28-29, 2017

© Copyright 2017 Buckeye Partners, L.P. 2 This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “potential,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, expressed or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, or to make distributions to unitholders are forward-looking statements. These forward-looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership”, “Buckeye” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. LEGAL NOTICE / FORWARD-LOOKING STATEMENTS

ORGANIZATIONAL OVERVIEW



Buckeye owns and operates a diversified global network of integrated assets providing midstream logistic solutions, which generate stable and consistent cash flows

Domestic Pipelines & Terminals

One of the largest independent liquid petroleum products pipeline and terminal operators with assets located primarily in the Northeast, Midwest and Southeast United States

- ~6,000 miles of pipeline with ~110 delivery locations
- 115 active liquid petroleum product terminals
- ~56 million barrels of liquid petroleum product storage capacity

Global Marine Terminals[3]

One of the largest networks of marine terminals located primarily in the East Coast, Midwest and Gulf Coast regions of the United States as well as in the Caribbean, Northwest Europe, the Middle East and Southeast Asia

- 22 liquid petroleum product terminals located in key global energy hubs
- ~120 million barrels of liquid petroleum product storage capacity

Merchant Services

Markets liquid petroleum products in certain areas served by Domestic Pipelines & Terminals and Global Marine Terminals

LTM Adjusted EBITDA[1] - $1.1 billion


$27.7
$492.6
$558.9

Market and Financial Highlights

Market Data[2]	
Unit Price	$46.85
Market Capitalization	$6.9 billion
Yield	10.8%
Financial Data[1]	
Adjusted EBITDA	$1.1 billion
Distribution per Unit (Annualized)	$5.05
Distribution Coverage Ratio	0.99x
Debt to Adjusted EBITDA Ratio	4.43x

BUCKEYE PARTNERS, L.P.

(1) Last twelve months through September 30, 2017 presented in millions. See Non-GAAP Reconciliations at end of presentation.
(2) As of November 24, 2017.
(3) Includes Buckeye's 50% equity interest in VTTI B.V.

© Copyright 2017 Buckeye Partners, L.P.

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SYSTEM MAP 4 © Copyright 2017 Buckeye Partners, L.P. Chicago Complex NY Harbor Caribbean Gulf Coast Global network situated across major logistics hubs U.S. Gulf Coast Chicago Complex New York Harbor The Caribbean Northwest Europe Fujairah Singapore Fujairah Singapore Northwest Europe

TRANSFORMATION SINCE 2010 5 Global Marine Terminals Segment Provides Significant Diversification in Adjusted EBITDA(1) Invested over $8 Billion in Acquisitions and Internal Growth See Non-GAAP Reconciliations at end of presentation. Last twelve months through September 30, 2017. Includes VTTI acquisition of $1.15 billion funded January 4, 2017. Internal growth represents mid-point of projected capital spend. Significant Geographic Diversification From Acquisitions and Capital Investments Acquired over 75 domestic and international terminals with over 130 million bbls of storage capacity, including 50% equity interest in VTTI B.V. with assets located in key global energy hubs Created seven hubs through acquisitions and commercial efforts © Copyright 2017 Buckeye Partners, L.P. (4) Acquired Assets Legacy Assets (3) ~16% CAGR (2) $0.1 $0.3 $0.3 $0.3 $0.4 $0.5 $0.4 $0.3 $1.1 $1.9 $0.3 $0.9 $0.9 $1.2 $0.2 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 2010 2011 2012 2013 2014 2015 2016 2017 In billions Internal Growth Acquisitions 92% 76% 76% 75% 70% 60% 52% 54% 23% 23% 23% 30% 37% 46% 44% 2010 2011 2012 2013 2014 2015 2016 LTM Domestic Pipelines & Terminals Global Marine Terminals Merchant Services $382.6 73% 59% 23% $487.9 $559.5 $648.8 $763.6 $868.1 $1,028.0 $1,079.2

0% 3% Refined(1) Crude Oil/Condensate Other(2) Diversified portfolio generates stable, fee-based cash flows; over 95% of our September 30 YTD Adjusted EBITDA was fee-based DIVERSIFICATION DRIVES STABILITY 6 2010 2017(3) Refined products primarily include gasoline, jet fuel, diesel and heating oil. Other products primarily include fuel oil, butane, propylene, diluent and asphalt. PRODUCT DIVERSIFICATION GROWTH OF TERMINALS REVENUE 2010 2017(3) 2017(3) AS % OF TOTAL P&T/GMT(4) AS % OF DOMESTIC P&T © Copyright 2017 Buckeye Partners, L.P. For the nine months ended September 30, 2017. Includes both Domestic Pipelines & Terminals and Global Marine Terminals segments. 97% 3% 35% 65% Pipelines Terminals 70% 30% 32% 68% 55% 45% 67% 22% 11%

International Marine Terminal Platform Immediate world-wide presence with sizeable assets in major global hubs (ARA(1), Singapore, Middle East) alongside key terminalling locations in emerging markets High quality assets consisting of retrofitted terminals and newly constructed facilities, all designed with a focus on customer optionality High Growth Business Robust growth trajectory with development projects underway including recent acquisitions in Panama and Croatia, expansions in Rotterdam and Antwerp, and the build out of a greenfield terminal project in South Asia Buckeye acquired 50% of the equity interest in VTTI B.V. (“VTTI”) from Vitol for $1.15 billion VTTI, based in the Netherlands, is an independent provider of storage and terminalling services for refined products, LPG and crude oil Focused on international terminal investments in key global energy hubs and in locations where product flows are increasing 100% of VTTI revenues are fee-based with no direct commodity price exposure Not dependent on absolute oil price levels or drilling economics to support growth © Copyright 2017 Buckeye Partners, L.P. 7 Acquisition Overview VTTI B.V. OVERVIEW VTTI Highlights Buyout of MLP Public Unitholders Vitol Partnership A partnership with Vitol, the largest independent trader of petroleum products, provides unique insight and visibility towards current and future product flows and growth opportunities Financially Attractive Investment Immediate accretion to distributable cash flow expected to grow over time Attractive long-term acquisition multiple No direct commodity price exposure Amsterdam, Rotterdam, and Antwerp. In September 2017, VTTI acquired all of the publicly held common units of VTTI Energy Partners LP at a price of $19.50 per common unit, in accordance with the definitive merger agreement signed May 8, 2017 The VTTI Energy Partners LP unitholders approved the merger on September 13, 2017 Buckeye funded its portion of the transaction (approximately $237 million) with 50% equity and 50% debt, utilizing available capacity on Buckeye’s revolver and net proceeds from a September 2017 block sale of limited partner units pursuant to its At-The-Market (“ATM”) program No remaining equity overhang The buyout simplified VTTI’s structure and is expected to enhance accretion to Buckeye

BUCKEYE'S VTTI STRATEGY



Expand Our International Marine Terminal Platform

- Immediate world-wide presence with sizeable assets in key global hubs (ARA[3], Singapore, Middle East)
- High quality assets consisting of modernized terminals and newly constructed facilities, all designed with a focus on customer optionality
- Hard-to-replicate global network with superior customer optionality and multimodal capabilities to receive and deliver a wide array of petroleum products (marine, road, pipeline and rail access)



Amsterdam, Netherlands
Rotterdam, Netherlands
Antwerp, Belgium
Ventspils, Latvia
Kaliningrad, Russia
New York Harbor
Ploce, Croatia
Corpus Christi
Cape Canaveral, Florida
Vasiliko, Cyprus
Bahamas
Puerto Rico
St. Lucia
Panama City, Panama
Fujairah, UAE
Lagos, Nigeria
Johor, Malaysia
< 5 MMBbls
25 MMBbls
VTTI Locations
Buckeye Global Marine Terminals Locations
Mombasa, Kenya
Buenos Aires, Argentina
Cape Town, South Africa

Terminal Location & Capacity Summary

Region / Location	VTTI's Ownership Interest	Gross Capacity (MMBbls)
Amsterdam, Netherlands	100%	8.7
Rotterdam, Netherlands	90%	7.0
Antwerp, Belgium	100%	6.1
Northwest Europe Hub / ARA		**21.8**
Fujairah, United Arab Emirates	90%	10.1
Middle East Shipping Hub		**10.1**
Johor, Malaysia	100%	7.3
Singapore Harbor Hub		**7.3**
Europe / Latvia	49%	7.5
Europe / Cyprus	100%	3.4
Europe / Russia	100%	0.3
Europe / Croatia [1]	70%	0.3
North America / Florida	100%	2.9
South America / Argentina	100%	1.4
Central America / Panama [2]	75%	1.4
Africa / Kenya	100%	0.7
Africa / Nigeria	50%	0.1
Africa / South Africa	70%	0.8
Other		**18.8**
Total VTTI		**58.0**
Region / Location	**Buckeye's Ownership Interest**	**Gross Capacity (MMBbls)**
Buckeye Caribbean	100%	40.4
Buckeye New York Harbor	100%	15.1
Buckeye Corpus Christi	80%	6.7
Total Buckeye Global Marine		**62.2**
Combined Buckeye Global Marine & VTTI		**120.2**

VTTI delivers a complementary geographically diverse footprint that provides Buckeye with immediate access to new markets on a scale that would be difficult to replicate organically

BUCKEYE PARTNERS, L.P.

(1) Acquisition of Ploce, Croatia terminal by VTTI closed January 25, 2017.
(2) Acquisition of Panama City, Panama terminal by VTTI announced January 25, 2017.
(3) Amsterdam, Rotterdam, and Antwerp.

© Copyright 2017 Buckeye Partners, L.P.

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RECENT DEVELOPMENTS AND QUARTERLY HIGHLIGHTS



Buckeye reported last twelve months distribution coverage of 0.99x[(1)]

Domestic Pipelines & Terminals

- Contributions from increased pipeline and terminal throughput volumes during the quarter
- Growth was partially offset by the termination of the Albany crude-by-rail contract and the associated buy-out payment in Q3 2016

Global Marine Terminals

- Continue to recognize solid contributions from recent acquisition of 50% equity interest in VTTI
- Improved operating performance at Buckeye Texas Partners, despite a three day shutdown caused by Hurricane Harvey
- Decline in capacity utilization as a result of the exit of a long-term customer and evolving market dynamics
- Continue to focus on recontracting efforts and facility modifications that will better align storage capabilities with customer demand

Merchant Services

- Higher rack margins and increased volumes due to stronger demand in the markets we serve
- Continued benefit from disciplined business strategy to improve supply management and optimize assets

Demonstrated continued success of diversification strategy and quality of Buckeye commercial, technical and operating teams

Quarterly Adjusted EBITDA Performance[(2)]



$244.5
$244.6
$256.6
$271.7
$255.1
$277.5
$269.2
$277.3
4Q15
1Q16
2Q16
3Q16
4Q16
1Q17
2Q17
3Q17



Buckeye Perth Amboy Dock

BUCKEYE PARTNERS, L.P.

(1) Last twelve months through September 30, 2017. See Non-GAAP Reconciliations at end of presentation.
(2) See Non-GAAP Reconciliations at end of presentation.

© Copyright 2017 Buckeye Partners, L.P.

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LOOKING FORWARD 10 Consistent and predictable fee-based cash flows across diversified global asset platform Domestic system is primarily demand-pull, with multiple supply options Buckeye has limited direct commodity exposure Exposure to commodity prices, primarily related to settlements and butane blending, represents less than five percent of Adjusted EBITDA Enhanced diversification through expanded customer base and integration of global network of petroleum logistics assets Attractive growth opportunities at VTTI Robust backlog of potential capital projects Limited counterparty non-performance risk Equity overhang addressed with September 2017 block sale of limited partner units pursuant to its ATM program As of September 30, 2017. Last twelve months through September 30, 2017. See Non-GAAP Reconciliations at end of presentation. Debt was repaid in full in July 2017 using funds available under Buckeye’s credit facility. Includes September 30, 2017 balance on revolving credit facility of $685 million, which matures in 2021. © Copyright 2017 Buckeye Partners, L.P. (4) (3) 2017 growth capital spend of approximately $260-280 million Available liquidity on revolver(1) $815 million Debt to adjusted EBITDA ratio(2) 4.43x Debt Maturities Over Next Five Years Market-based tariffs represent significant portion of pipeline revenue Expected equity needs through mid-2018 have been satisfied through use of ATM program 47% 42% 11% MARKET-BASED FERC INDEX OTHER $700M $525M $1,335M - 200 400 600 800 1,000 1,200 1,400 2017 2018 2019 2020 2021 $ iIn Millions

11 © Copyright 2017 Buckeye Partners, L.P. Preparing for open season in connection with construction of a ~600-mile long-haul pipeline with origination points in Wink, Midland and Crane, Texas to Buckeye Texas Partners (“BTP”) facilities in Corpus Christi Total expected capacity of up to 400,000 barrels per day Construction of a crude oil pipeline header system in Corpus Christi (the “Buckeye Texas Market Center” or “BTMC”), providing fully integrated connectivity between long-haul pipelines and Corpus Christi destinations, including major refineries Distribution system expected to have 120,000 bpd base throughput capacity System would provide additional shipping destinations to customers and allow for refineries to access alternate sources of supply Adding a fifth deep-water dock at the BTP facilities, capable of high-rate loading Suezmax-sized vessels, which would complement existing export and import capabilities Expanding the storage capabilities at BTP facilities to provide dedicated storage to shippers on South Texas Gateway Pipeline GROWTH CAPITAL PROJECTS DEVELOPMENT OF SOUTH TEXAS GATEWAY DISTRIBUTION CAPABILITIES Additional Permian Opportunity Evaluating a long-haul natural gas liquid (NGL) pipeline offering Permian Basin producers and processors a comprehensive system solution for NGL takeaway to BTP’s existing export facilities in Corpus Christi

12 © Copyright 2017 Buckeye Partners, L.P. Permian Basin is one of the most prolific oil producing areas in the world Takeaway capacity from this basin is expected to be constrained as early as 2019 Existing pipeline infrastructure largely targets the Houston market and is creating additional bottlenecks Corpus Christi represents a more efficient path to market and a compelling alternative to the Houston/Beaumont area refining and terminal complex Permian Crude Supply/Demand Balance(1) Permian Basin Takeaway by Destination Cushing, OK Houston Corpus Christi 2.1 mmbpd 550 mbpd 1.6 mmbpd 390 mbpd 770 mbpd 1.8 mmbpd GROWTH CAPITAL PROJECTS SOUTH TEXAS GATEWAY STRATEGIC RATIONALE Buckeye’s South Texas Gateway logistics solution would enable direct access for Permian Basin production to Corpus Christi area refineries and global markets Permian Basin Permian crude supply/demand balances sourced from various Wall Street analyst reports and company presentations/press releases. 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 Q1'17 Q2'17 Q3'17 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Q4'19 Q1'20 Q2'20 Q3'20 Q4'20 MBbls/d Refineries Basin (PAA/EPD) Centurion (OXY) Longhorn (MMP) PELA (SXL) West Texas Gateway (ETP) West Texas Gulf (SXL) Permian Express II (SXL) BridgeTex (PAA/MMP) Cactus (PAA) Midland-Sealy (EPD) Delaware to Cushing (PAA) Genscape (9/26/2017) TPH (9/5/2017) RBC (7/19/2017) CS (6/27/2017) GS (5/29/2017)

GROWTH CAPITAL PROJECTS MICHIGAN/OHIO EXPANSION 13 Michigan/Ohio Expansion Benefits Midwest refineries have been steadily increasing production of lower-cost gasoline and diesel Provides safe and reliable pipeline option for Midwestern refiners to move lower-cost fuels eastward to meet consumer demand Increases Pennsylvania's access to domestically produced fuels decreasing dependence on costly imports Provides Pennsylvania consumers with access to Midwestern supply, historically less expensive than product sourced from the East Coast © Copyright 2017 Buckeye Partners, L.P. Michigan/Ohio Expansion – Phase One Complete Ramping up service and expect the full earnings contribution to be reached late in 2017 Secured 10-yr shipper commitments from major oil companies totaling 50,500 barrels per day Michigan/Ohio Expansion – Phase Two Expected to further expand Buckeye’s capabilities to move refined product barrels from Midwestern refineries to Pittsburgh and Central Pennsylvania destinations to satisfy shipper demand Includes partial reversal of Buckeye’s Laurel Pipeline to move product from Pittsburgh into Central Pennsylvania Delivery capacity of petroleum products to Pittsburgh area destination and to the Altoona area will increase by a total of approximately 40,000 barrels per day Completed a successful open season with 10-year shipper commitments Continue to move through the regulatory approval process; a decision by the Pennsylvania Public Utility Commission is expected by early second quarter 2018 Expected completion by the end of 2018 Pipeline construction for Michigan/Ohio Expansion

GROWTH CAPITAL PROJECTS



DOMESTIC PIPELINES & TERMINALS

- Expansion of Jacksonville, FL terminal to increase throughput capacity and provide ethanol by rail capabilities
- Further expand storage, throughput capacity and service capabilities in the Chicago Complex to support growing needs of major Midwestern refinery customers
- Increasing ethanol and butane blending capabilities at the Southeast terminals
- Expanding and creating an integrated Pittsburgh Complex between our Pittsburgh, Coraopolis and recently acquired Indianola terminal
- Reconfiguring the Albany, NY terminal to support a refined products rail and truck rack business
- Expanding Cincinnati terminal to facilitate access to pipeline-sourced products
- Assessing opportunities for LPG storage across Buckeye's footprint

GLOBAL MARINE TERMINALS

New York Harbor

- Further enhance competitive position by improving the facilities' interconnectivity, marine handling, blending and pipeline takeaway capabilities along with incremental storage capacity
- Multiple storage, distribution, processing and export projects under evaluation to support long-term growth

Caribbean

- Butane blending services and onshore storage at Buckeye Bahamas Hub
- Converting approximately 2 million barrels of capacity to handle a wider spectrum of products
- Projects to further capability to handle specialty crude products

VTTI

- VTTI is progressing with assessments of various acquisition and expansion options in the Americas, Europe, and Asia

Equity portion of anticipated growth capital project spending has been pre-funded by the September 2017 block sale of limited partner units pursuant to the ATM program
Eliminated need for additional equity offerings through mid-2018

BUCKEYE PARTNERS, L.P.
© Copyright 2017 Buckeye Partners, L.P.
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INVESTMENT SUMMARY 15 Buckeye Texas Partners condensate splitters Buckeye Bayonne Terminal Diverse portfolio of assets built through acquisitions and internal investment that deliver stable financial results despite volatile and depressed commodity price environment Predominantly fee-based cash flows from our transportation, terminal throughput, storage and processing activities Significant geographic and product diversity, including access to international logistics opportunities, broader product service capabilities and significant near-term growth projects 50% equity interest in VTTI establishes immediate worldwide presence in one of the largest independent global marine terminal businesses with attractive growth profile Lower cost of capital realized from elimination of GP IDRs Important differentiation from many MLP peers Committed to maintaining an investment grade credit rating Exposure to counterparty non-performance is limited Empowered, commercially focused and team-oriented employees accountable and incentivized to deliver results Uninterrupted distributions to our unitholders each quarter for the past 30 years © Copyright 2017 Buckeye Partners, L.P.

FINANCIAL OVERVIEW

Cash Distributions per Unit – Declared(2) FINANCIAL PERFORMANCE 17 Adjusted EBITDA (in millions)(1)(2) Cash Distribution Coverage Ratio(1)(2)(3) 2013 and 2014 amounts represent Adjusted EBITDA from continuing operations and exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014. Last twelve months through September 30, 2017. See Non-GAAP Reconciliations at end of presentation. Distributable cash flow divided by cash distributions declared for the respective periods. Debt to Adjusted EBITDA Ratio(2) © Copyright 2017 Buckeye Partners, L.P. $5.013 $648.8 $763.6 $868.1 $1,028.0 $1,079.2 2015 2014 2013 2016 LTM 0.99x 0.96x 1.02x 1.09x 0.99x 2015 2014 2013 2016 LTM $4.275 $4.475 $4.675 $4.875 2014 2016 2013 2015 LTM 5.09x 4.63x 4.43x 4.10x 4.43x 2015 2014 2013 2016 LTM

NON-GAAP RECONCILIATIONS

Adjusted EBITDA and distributable cash flow are measures not defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, further adjusted to exclude certain non-cash items, such as non-cash compensation expense; transaction, transition, and integration costs associated with acquisitions; certain gains and losses on foreign currency transactions and foreign currency derivative financial instruments, as applicable; and certain other operating expense or income items, reflected in net income, that we do not believe are indicative of our core operating performance results and business outlook, such as hurricane-related costs, gains and losses on property damage recoveries, and gains and losses on asset sales. We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash income tax expense, and maintenance capital expenditures, that are incurred to maintain the operating, safety, and/or earnings capacity of our existing assets, plus or minus realized gains or losses on certain foreign currency derivative financial instrument, as applicable. These definitions of Adjusted EBITDA and distributable cash flow are also applied to our proportionate share in the Adjusted EBITDA and distributable cash flow of significant equity method investments, such as that in VTTI, B.V. (“VTTI”), and are not applied to our less significant equity method investments. The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial. These adjustments include gains and losses on foreign currency derivative financial instruments used to hedge VTTI’s United States dollar denominated distributions which are excluded from Adjusted EBITDA and included in distributable cash flow when realized. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures that are used by our senior management, including our Chief Executive Officer, to assess the operating performance of our business and optimize resource allocation. We use Adjusted EBITDA as a primary measure to: (i) evaluate our consolidated operating performance and the operating performance of our business segments; (ii) allocate resources and capital to business segments; (iii) evaluate the viability of proposed projects; and (iv) determine overall rates of return on alternative investment opportunities. We use distributable cash flow as a performance metric to compare cash-generating performance of Buckeye from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. Distributable cash flow is not intended to be a liquidity measure. Buckeye believes that investors benefit from having access to the same financial measures used by senior management and that these measures are useful to investors because they aid in comparing Buckeye’s operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by Buckeye may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income. This presentation references forward-looking estimates of Adjusted EBITDA investment multiples projected, to be generated by the investment in VTTI. A reconciliation of estimated Adjusted EBITDA to GAAP net income is not provided because GAAP net income generated by the investment for the applicable periods is not accessible. In addition, interest and debt expense is a corporate-level expense that is not allocated among Buckeye’s segments and could not be allocated to the operations of the partnership with VTTI without unreasonable effort. Accordingly, the amount of depreciation and amortization and interest and debt expense that will be included in the additional net income generated as a result of the acquisition of the 50 percent interest in the partnership with Vitol is not accessible or estimable at this time. The amount of such additional resulting depreciation and amortization and applicable interest and debt expense could be significant, such that the amount of additional net income would vary substantially from the amount of projected Adjusted EBITDA. © Copyright 2017 Buckeye Partners, L.P. 19 NON-GAAP FINANCIAL MEASURES

NON-GAAP RECONCILIATIONS[1]
In millions, except ratios



	2013	2014	2015	2016	LTM[4]
Adjusted EBITDA[2][3]:					
Domestic Pipelines & Terminals	$486.5	$532.1	$522.2	$568.4	$558.9
Global Marine Terminals	149.7	239.6	323.9	427.2	492.6
Merchant Services	12.6	(8.1)	22.0	32.4	27.7
Adjusted EBITDA	$648.8	$763.6	$868.1	$1,028.0	$1,079.2
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow[2]:					
Net income[5]	$351.6	$334.5	$438.4	$548.7	$471.8
Less: Net income attributable to non-controlling interests	(4.2)	(1.9)	(0.3)	(13.1)	(11.7)
Net income attributable to Buckeye Partners, L.P.	347.4	332.6	438.1	535.6	460.1
Add: Interest and debt expense	130.9	171.2	171.3	194.9	219.7
Income tax expense	1.1	0.5	0.9	1.5	2.3
Depreciation and amortization	147.6	196.4	221.3	254.7	262.4
Non-cash unit-based compensation expense	21.0	21.0	29.3	33.3	36.2
Acquisition and transition expense	11.8	13.0	3.1	8.2	11.0
Litigation contingency reserve	-	40.0	15.2	-	-
Hurricane-related costs[6]	-	-	-	16.8	21.6
Proportionate share of Adjusted EBITDA for the equity method investment in VTTI	-	-	-	-	90.8
Less: Amortization of unfavorable storage contracts	(11.0)	(11.1)	(11.1)	(6.0)	-
Gains on property damage recoveries	-	-	-	(5.7)	(4.6)
Gain on sale of ammonia pipeline	-	-	-	(5.3)	(5.3)
Earnings from the equity method investment in VTTI[7]	-	-	-	-	(15.1)
Adjusted EBITDA	$648.8	$763.6	$868.1	$1,028.0	$1,079.2
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(122.4)	(156.7)	(154.5)	(178.1)	(202.3)
Income tax (expense) benefit, excluding non-cash taxes	(0.7)	(0.7)	(1.6)	0.3	0.0
Maintenance capital expenditures	(71.5)	(79.4)	(99.6)	(129.7)	(153.7)
Proportionate share of VTTI's interest expense, current income tax expense, realized foreign currency derivative gains and losses and maintenance capital expenditures	-	-	-	-	(28.9)
Add: Hurricane-related maintenance capital expenditures	-	-	-	6.1	19.4
Distributable cash flow	$454.2	$526.8	$612.4	$726.6	$713.7
Distributions for coverage ratio[8]	$456.5	$549.5	$603.2	$664.2	$717.5
Coverage Ratio	**0.99x**	**0.96x**	**1.02x**	**1.09x**	**0.99x**
Reconciliation of Debt to Adjusted EBITDA Ratio:					
Line of credit	$226.0	$166.0	$111.5	-	$185.4
Long-term debt	3,075.2	3,368.6	3,732.8	4,217.7	4,593.6
Total debt	$3,301.2	$3,534.6	$3,844.3	$4,217.7	$4,779.0
Adjusted EBITDA	$648.8	$763.6	$868.1	$1,028.0	$1,079.2
Debt to Adjusted EBITDA Ratio	**5.09x**	**4.63x**	**4.43x**	**4.10x**	**4.43x**

(1) Amounts may not recalculate due to rounding.
(2) 2013 and 2014 amounts exclude the Natural Gas Storage business, which was classified as Discontinued Operations during the fourth quarter of 2013 and divested in the fourth quarter of 2014.
(3) Adjusted EBITDA by segment reflects adjustments to prior period information to conform to the current business segments as a result of changes to our operating structure in December 2013 and December 2015.
(4) Last twelve months through September 30, 2017.
(5) Net income in 2013, 2014 and 2015 excludes losses from Discontinued Operations.
(6) Represents costs incurred at our BBH facility in the Bahamas, Yabucoa Terminal in Puerto Rico, Corpus Christi facilities in Texas, and certain terminals in Florida, as a result of Hurricanes Harvey, Irma and Maria, which occurred in August and September 2017, as well as Hurricane Matthew, which occurred in October 2016, consisting of operating expenses and write-offs of damaged long-lived assets.
(7) The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial.
(8) Represents cash distributions declared for LP Units and for distribution equivalent rights with respect to certain unit-based compensation awards ("DERs") outstanding as of each respective period. Amount for 2017 reflects estimated cash distributions for LP Units and DERs for the quarter ended September 30, 2017.

BUCKEYE PARTNERS, L.P.
© Copyright 2017 Buckeye Partners, L.P.
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